Exhibit 99.5

BSB Bancorp

SEND OVERNIGHT PACKAGES TO:
Keefe, Bruyette & Woods
BSB Bancorp Processing Center
10 S Wacker Drive, Suite 3400
Chicago, IL 60606
(877) ___-____

Stock Order and Certification Form

Deadline: The Subscription Offering ends at 12:00 noon, Eastern Time, on __, 2011. Your original Stock Order and Certification Form, properly executed and with the correct payment, must be received by us (not postmarked) by the deadline, or it will be considered void. Orders will be accepted at the address on the top of this form, the PO Box on the business reply envelope provided, or by hand-delivery to the Stock Information Center at 2 Leonard St., Belmont, MA. **Faxes or copies of this form may not be accepted. BSB Bancorp, Inc. reserves the right to accept or reject improper order forms.**

PLEASE PRINT CLEARLY AND COMPLETE ALL APPLICABLE AREAS – READ THE ENCLOSED STOCK ORDER FORM INSTRUCTIONS AS YOU COMPLETE THIS FORM

(1) Number of Shares	Price Per Share	(2) Total Amount Due
	x $10.00 =	$

THE MINIMUM PURCHASE IS 25 SHARES ($250). Generally, no person may purchase more than 30,000 shares ($300,000), and no person together with his or her associates or group of persons acting in concert may purchase more than 60,000 shares ($600,000).

(3a) Method of Payment - Check or Money Order
Enclosed is a personal check, bank check or money order made payable to BSB Bancorp, Inc. in the amount of: $
Checks will be cashed upon receipt

(3b) Method of Payment – Deposit Account Withdrawal

Belmont Savings Bank Account Number(s)	*Withdrawal Amount(s)*
	$
	$
	$
Total Withdrawal Amount	$

(4) Purchaser Information
Check the one box that applies, as of the earliest date, to the purchaser(s) listed in Section 8:

a. ☐ ***Eligible Account Holder*** - Check here if you were a depositor with at least $50 on deposit with Belmont Savings Bank as of May 31, 2010. Enter information in Section 9 for all deposit accounts that you had at Belmont Savings Bank on May 31, 2010.

b. ☐ Employees, officers, Directors and Corporators of Belmont Savings Bank or BSB Bancorp, Inc.

c. ☐ **Local Community** – Natural persons residing in the Towns of Arlington, Belmont, Lexington and Watertown, Massachusetts, and the Cities of Newton and Waltham, Massachusetts.

d. ☐ **General Public**

(5) Check if you (or a household family member) are a: ☐ Director or Officer of Belmont Savings Bank or BSB Bancorp, Inc. ☐ Employee of Belmont Savings Bank or BSB Bancorp, Inc.

(6) Maximum Purchaser Identification: ☐ Check here if you, individually or together with others (see section 7), are subscribing for the maximum purchase allowed and are interested in purchasing more shares if the two maximum purchase limitations are increased. See Item 1 of the Stock Order Form Instructions.

(7) Associates/Acting in Concert: ☐ Check here if you, or any associates or persons acting in concert with you (defined on reverse side), have submitted other orders for shares. If you check this box, list below all other orders submitted by you or your associates or by persons acting in concert with you. (continued on reverse side of form)

Name(s) listed in Section 8 on other Order Forms	*Number of Shares Ordered*	*Name(s) listed in Section 8 on other Order Forms*	*Number of Shares Ordered*

(8) Certain Relationships: ☐ Check here if any of your immediate family members (defined on reverse side) have submitted other orders for shares. If you check this box, list below all orders by your immediate family members. ☐ Check here if a "company under common control" (as defined on reverse side) with your company has submitted other orders for shares. If you check this box, list orders by companies under common control with your company.

Name(s)	*Number of Shares Ordered*	*Name(s)*	*Number of Shares Ordered*

(9) Stock Registration: Please PRINT legibly and fill out completely: The stock certificate and all correspondence related to this stock order will be mailed to the address provided below.

☐ Individual ☐ Tenants in Common ☐ Uniform Transfers to Minors Act ☐ Partnership
☐ Joint Tenants ☐ Individual Retirement Account ☐ Corporation ☐ Trust - Under Agreement Dated ____________

Name	SS# or Tax ID
Name	SS# or Tax ID
Address	Daytime Telephone #
City State Zip Code County	Evening Telephone #

(10) Qualifying Accounts: You should list any accounts that you may have or had with Belmont Savings Bank in the box below. SEE THE STOCK ORDER FORM INSTRUCTIONS FOR FURTHER DETAILS. All subscription orders are subject to the provisions of the stock offering as described in the prospectus. Attach a separate page if additional space is needed. **Failure to list all of your accounts may result in the loss of part or all of your subscription rights.**

NAMES ON ACCOUNTS	*ACCOUNT NUMBERS*

(11) Acknowledgement, Certification and Signature: I understand that to be effective, this form, properly completed, together with full payment or withdrawal authorization, must be received by BSB Bancorp, Inc. no later than 12:00 noon, Eastern Time on __, 2011, otherwise this form and all of my subscription rights will be void. ***(continued on reverse side of form)***

*** ORDER NOT VALID UNLESS SIGNED ***

ONE SIGNATURE REQUIRED, UNLESS SECTION (3b) OF THIS FORM INCLUDES ACCOUNTS REQUIRING MORE THAN ONE SIGNATURE TO AUTHORIZE WITHDRAWAL

Signature	Date	Signature	Date

Internal Use Only: Date Rec'd _____/_____ Check# __________ $__________ Check# __________ $__________ Batch# ______ Order # ______ Category ____

(7) Associates/Acting In Concert (continued from front side of Stock Order Form)

Associate – The term "associate" of a particular person means:
1) any corporation or organization, other than BSB Bancorp, MHC, BSB Bancorp – Massachusetts, Belmont Savings Bank or BSB Bancorp, Inc.,or a majority-owned subsidiary of these entities, of which the person is a senior officer, partner or 10% beneficial stockholder;
2) any trust or other estate in which the person has a substantial beneficial interest or serves as a trustee or in a fiduciary capacity, excluding any employee stock benefit plan in which the person has a substantial beneficial interest or serves as trustee or in a fiduciary capacity;
3) any relative or spouse of the person, or any relative of the spouse, who either has the same home as the person or who is a trustee, director or officer of BSB Bancorp, MHC, BSB Bancorp – Massachusetts, Belmont Savings Bank or BSB Bancorp, Inc.; and
4) any person "acting in concert" with any of the persons or entities specified above.

Acting in Concert – The term "acting in concert" means:
1) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or
2) persons seeking to combine or pool their voting or other interests (such as subscription rights) in the securities of an issuer for a common purpose,pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

The determination of whether a group is acting in concert may be based on any evidence upon which we choose to rely, including, without limitation, joint account relationships or the fact that such persons have filed joint Schedules 13D with the Securities and Exchange Commission with respect to other companies. Persons living at the same address, whether or not related, will be deemed to be acting in concert unless otherwise determined by us. A person or company that acts in concert with another person or company ("other party") shall also be deemed to be acting in concert with any person or company who is also acting in concert with that other party, except that any tax-qualified employee stock benefit plan will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for the purpose of determining whether common stock held by the trustee and common stock held by the employee stock benefit plan will be aggregated.

Please see the Prospectus section entitled "The Conversion; Plan of Distribution – Limitations on Common Stock Purchases" for more information on purchase limitations and a more detailed description of "associates" and "acting in concert."

(8) Certain Relationships

Immediate Family Member – The term "immediate family member" means your father, mother, stepfather, stepmother, brother, sister, stepbrother, stepsister, son, daughter, stepson, stepdaughter, grandparent, grandson, granddaughter, father-in-law, mother-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law, the spouse of any of the foregoing, and your spouse.

Company Under Common Control – The term "company under common control" means a corporation, partnership, association or similar organization or trust (collectively "company") that directly or indirectly owns, controls or has the power to vote 10% of any class of voting security (collectively "control") of another company that is controlled by a company that controls your company.

(11) Acknowledgment, Certification and Signature (continued from front side of Stock Order Form)

I agree that after receipt by BSB Bancorp, Inc., this Stock Order and Certification Form may not be modified or cancelled without BSB Bancorp, Inc.'s consent, and that if withdrawal from a deposit account has been authorized, the authorized amount will not otherwise be available for withdrawal. Under penalty of perjury, I certify that (1) the Social Security or Tax ID information and all other information provided hereon are true, correct and complete, (2) **I am purchasing shares solely for my own account and that there is no agreement or understanding regarding the sale of such shares, or my right to subscribe for shares,** and (3) I am not subject to backup withholding tax [cross out (3) if you have been notified by the IRS that you are subject to backup withholding.] I acknowledge that my order does not conflict with the maximum purchase limitation of 30,000 shares for any individual person, or 60,000 shares for any person or entity together with associates of, or persons acting in concert with, such person, or entity, in all categories of the offering, combined, as set forth in the Prospectus dated __, 2011.

Subscription rights pertain to those eligible to subscribe in the Subscription Offering. State and Federal regulations prohibit any person from transferring or entering into any agreement directly or indirectly to transfer the legal or beneficial ownership of subscription rights, or the underlying securities, to the account of another.

I ACKNOWLEDGE THAT THE SHARES OF COMMON STOCK ARE NOT A DEPOSIT OR ACCOUNT AND ARE NOT FEDERALLY INSURED OR INSURED BY THE DEPOSITORS INSURANCE FUND AND ARE NOT GUARANTEED BY BSB BANCORP, INC. OR BELMONT SAVINGS BANK OR BY THE FEDERAL GOVERNMENT.

I further certify that, before purchasing the common stock of BSB Bancorp, Inc., and signing this order form I received the Prospectus dated __, 2011, and that I have read the terms and conditions described in the Prospectus, including disclosure concerning the nature of the security being offered and the risks involved in the investment described in the "Risk Factors" section beginning on page __, which risks include but are not limited to the following:

1. Our business strategy, which includes significant asset and liability growth, was recently adopted and implemented and has not yet had the time to be proven successful. If we fail to grow or fail to manage our growth effectively, our financial condition and results of operations could be negatively affected.
2. Our branch network expansion strategy may negatively affect our financial performance.
3. Our loan portfolio has greater risk than those of many savings banks due to the substantial number of indirect automobile loans in our portfolio. We intend to continue increasing the amount of indirect automobile loans in our portfolio.
4. Because we intend to continue to emphasize our commercial real estate and multi-family loan originations, our credit risk will increase, and continued downturns in the local real estate market or economy could adversely affect our earnings.
5. A portion of our one-to four-family residential mortgage loans is comprised of non-owner occupied properties, which increases the credit risk on this portion of our loan portfolio.
6. Our home equity line of credit initiative exposes us to a risk of loss due to a decline in property values.
7. We make and hold in our portfolio construction loans, including speculative construction loans, which are considered to have greater credit risk than other types of residential loans made by financial institutions.
8. The Dodd-Frank Wall Street Reform and Consumer Protection Act will, among other things, tighten capital standards, create a new Consumer Financial Protection Bureau and result in new laws and regulations that are expected to increase our costs of operations.
9. If our allowance for loan losses is not sufficient to cover actual loan losses, our earnings will decrease.
10. Future changes in interest rates could reduce our profits.
11. Concentration of loans in our primary market area, which has recently experienced an economic downturn, may increase risk.
12. Loss of key personnel could adversely impact results.
13. Our earnings have been negatively affected by the reduction in dividends paid by the Federal Home Loan Bank of Boston. In addition, any restrictions placed on the operations of the Federal Home Loan Bank of Boston could hinder our ability to use it as a liquidity source.
14. Strong competition for deposits and lending opportunities within our market areas, as well as competition from non-depository investment alternatives, may limit our growth and profitability.
15. Technological advances impact our business.
16. Our information systems may experience an interruption or breach in security.
17. The future price of the shares of common stock may be less than the purchase price in the stock offering.
18. Our return on equity will be low following the stock offering. This could negatively affect the trading price of our shares of common stock.
19. The contribution to the charitable foundation will dilute your ownership interest and adversely affect net income in 2011.
20. Our contribution to the charitable foundation may not be tax deductible, which could reduce our profits.
21. We will need to implement additional finance and accounting systems, procedures and controls in order to satisfy our new public company reporting requirements.
22. Our stock-based benefit plans will increase our costs, which will reduce our income.
23. The implementation of stock-based benefit plans may dilute your ownership interest.
24. We have not determined whether we will adopt stock-based benefit plans more than one year following the stock offering. Stock-based benefit plans adopted more than one year following the stock offering may exceed regulatory restrictions on the size of stock-based benefit plans adopted within one year, which would further increase our costs.
25. We have entered into severance agreements with certain of our officers which may increase our compensation costs or increase the cost of acquiring us.
26. We have broad discretion in using the proceeds of the stock offering. Our failure to effectively use such proceeds could reduce our profits.
27. Our stock value may be negatively affected by Massachusetts and federal regulations that restrict takeovers.
28. Corporate governance provisions in BSB Bancorp, Inc.'s articles of incorporation and bylaws and Belmont Savings Bank's articles of organization, as well as certain corporate governance provisions under Maryland law, may prevent or impede the holders of our common stock from obtaining representation on our Board of Directors and may impede takeovers of the company.
29. Our stock value may be negatively affected by applicable regulations that restrict stock repurchases.
30. We have never issued common stock and there is no guarantee that a liquid market will develop.
31. We may take other actions to meet the minimum required sales of shares if we cannot find enough purchasers in the community. Such actions may reduce the net proceeds from the stock offering or concentrate ownership in fewer stockholders.

EXECUTION OF THIS CERTIFICATION FORM WILL NOT CONSTITUTE A WAIVER OF ANY RIGHTS THAT A PURCHASER MAY HAVE UNDER THE SECURITIES ACT OF 1933 AND THE SECURITIES EXCHANGE ACT OF 1934, BOTH AS AMENDED.